As filed with the Securities and Exchange Commission on March 17, 2004
Registration No. 333-______
U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_____________________
MOOG INC. (Exact name of registrant as specified in its charter)
New York (State of Incorporation)	16-0757636 (I.R.S. Employer Identification No.)
East Aurora, New York 14052-0018 (716) 652-2000 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices) _______________

Robert R. Banta, Executive Vice President and
Chief Financial Officer
East Aurora, New York 14052-0018
(716) 652-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
_______________

Copy to:
John B. Drenning, Esq. John J. Zak, Esq. Hodgson Russ LLP One M&T Plaza, Suite 2000 Buffalo, New York 14203 (716) 856-4000 _______________

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. :

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. •

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. •

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. •

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Debt Securities	$150,000,000	100%	$150,000,000	$ 19,005

(1)

If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such higher principal amount as shall result in an aggregate initial public offering price of $150,000,000 at the time of initial offering. In no event will the aggregate offering price of all securities issued from time to time under this registration statement exceed $150,000,000.

(2)	Includes an indeterminate amount and number of debt securities as may be issued at indeterminate prices, but with an aggregate initial offering price not to exceed $150,000,000.

(3)

The proposed maximum offering price per unit of the securities being registered will be determined from time to time by the Registrant in connection with the issuance of the securities registered hereunder and may be less than 100% if any debt securities are offered at a discount, or may exceed 100% if any debt securities are offered at a premium.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

                The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

_______________

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

Subject to Completion, Dated March 17, 2004

$150,000,000

MOOG INC.

DEBT SECURITIES

                This prospectus provides you with a general description of debt securities in an aggregate amount not to exceed $150,000,000 that we may offer from time to time. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the sale and that may add to or update the information in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

                We may offer the debt securities in amounts, at prices and on terms determined by market conditions at the time of the offering. We may sell debt securities through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the debt securities, we will name them and describe their compensation in a prospectus supplement.

                Investing in our debt securities involves risks, which we will describe in supplements to this prospectus.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated ____________, 2004.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS

                This prospectus is part of a registration statement that we, Moog Inc., filed with the SEC using a "shelf" registration process. Under this shelf process, we may sell debt securities, in one or more offerings up to a total dollar amount of $150,000,000. This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities offered. Each prospectus supplement may also add to, update or change the information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement together with the information described under the heading "Where You Can Find More Information" directly below. In addition, a number of the documents and agreements that we refer to or summarize in this prospectus have been filed with the SEC as exhibits to the registration statement. Before you invest in any of our debt securities, you should read the relevant documents and agreements.

                References to "Moog" refer to Moog Inc. Unless the context otherwise requires, references to "we," "us" or "our" refer collectively to Moog Inc. and its subsidiaries.

                You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone else to provide you with different information. Neither we, nor any other person on our behalf, is making an offer to sell or soliciting an offer to buy any of the debt securities described in this prospectus or in any prospectus supplement in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, or any document incorporated by reference in this prospectus and the applicable prospectus supplement, is accurate as of any date other than their respective dates. There may have been changes in our affairs since such date.

WHERE YOU CAN FIND MORE INFORMATION

                We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet from the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and their copy charges.

                The SEC allows us to "incorporate by reference" in this prospectus the information in documents filed with it. This means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus or any prospectus supplement.

                We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we, or our agents, sell all of the securities that may be offered by this prospectus:

•	Our Annual Report on Form 10-K for the year ended September 27, 2003;

•	Our Quarterly Report on Form 10-Q for the quarter ended December 31, 2003;

•	Our Current Report on Form 8-K/A filed December 12, 2003;

•	Our Current Reports on Form 8-K filed January 14, 2004 and January 15, 2004; and

•	Exhibits 99.1 and 99.2 to our Registration Statement on Form S-3 filed on March 17, 2004.

You may request a copy of these documents, at no cost to you, by writing or telephoning us at the following address:

Moog Inc.
Seneca St. at Jamison Rd.
Corporate Offices
East Aurora, NY 14052
Attention: Investor Relations
(716) 652-2000

                Any statement made in this prospectus or any prospectus supplement concerning the contents of any contract, agreement or other document is only a summary of the actual document. You may obtain a copy of any document summarized in this prospectus or any prospectus supplement at no cost by writing to or telephoning us at the address and telephone number given above. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

FORWARD-LOOKING STATEMENTS

                We believe that some of the information contained or incorporated by reference in this prospectus constitutes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 regarding future events and our future plans, objectives and expected performance. Specifically, statements that are not historical facts, including statements accompanied by words such as "may," "will," "should," "believe," "expect," "anticipate," "intend," "estimate," "plan," "predict," "potential," "continue," "project," "outlook," "forecast," "presume," "assume" or the negative of these terms or other comparable terminology are intended to identify forward-looking statements and convey the uncertainty of future events or outcomes. These statements are only predictions, are subject to a wide range of risks, and actual results may differ materially. In evaluating these statements, you should specifically consider the risks outlined in the "Risk Factors" section of this prospectus.

MOOG INC.

                Moog is a leading worldwide designer and manufacturer of high performance precision motion control products and systems for aerospace and industrial markets. Our precision motion controls are used in military and commercial aircraft flight control, satellite positioning, steering launch vehicles and missiles, and in a wide variety of industrial applications, including injection molding machines, medical equipment, motion simulators and power-generating turbines. Our global base of customers includes large original equipment manufacturers, such as the Boeing Company, Lockheed Martin Corporation and General Dynamics Corporation, a diverse base of industrial and medical machine manufacturers, along with the U.S. and foreign governments. We design and manufacture our precision controls within four operating segments: Aircraft Controls, Space Controls, Industrial Controls and Components. Our Components segment consists of the business of the former Poly-Scientific division of Litton Industries, Inc., acquired by Moog on September 30, 2003, which was early in our 2004 fiscal year.

                We have an excellent reputation in the markets we serve based on our strong engineering and design capabilities, and product reliability. We maintain close customer relationships which allow us to evaluate their precision control requirements and identify new business opportunities. Our precision control products include servovalves, servoactuators, motors and slip rings that control the position, velocity or force of moving objects with accuracy that can be measured in millionths of an inch. These products are extremely accurate, responding to commands in as little as thousandths of a second and as frequently as one hundred times a second.

                Since our founding in 1951, our focus has been to design solutions to our customers' complex motion control requirements. The technology behind our products originated from our involvement on various missile programs and NASA space missions in the 1950's and 1960's. We have adapted our technologies to product applications in aircraft and industrial markets. Our products have been used in almost every U.S. military and commercial aircraft, along with numerous foreign military aircraft. Today, our products are on the F-15 Eagle, F-16 Falcon, F/A 18 C/D Hornet, B-2 Stealth Bomber, the Boeing 7 Series and Airbus aircraft. We also supply flight controls for newer aircraft such as the F/A-18 E/F Super Hornet, the V-22 Osprey tiltrotor, the F-35 Joint Strike Fighter, and various business jets. We supply steering controls for strategic and tactical missiles programs, the Space Shuttle, geosynchronous satellites and various launch vehicles. In industrial and medical markets, our products are found on a wide range of applications with demanding control or data transmission requirements.

                The markets we serve provide substantial opportunity for aftermarket sales. Aftermarket sales of spares, replacement parts and repair and overhaul services were 22.6% of our total fiscal 2003 sales. The high technological content of our products and our reputation for reliability encourages customers and end-users to use our routine repair and maintenance services. We provide product support to our military customers, most major commercial airlines, and our industrial customers.

RISK FACTORS

                A prospectus supplement applicable to any debt securities that we may offer will contain a discussion of the risks applicable to an investment in those debt securities. Prior to making a decision about investing in our debt securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in the registration statement of which this prospectus, and any prospectus supplement, is a part.

RATIO OF EARNINGS TO FIXED CHARGES

                Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

Three Months Ended December 31,		Fiscal Year
2003	2002	2003	2002	2001	2000	1999
4.8	3.0	3.6	2.7	2.1	2.0	2.1

                For these ratios, "earnings" consist of pre-tax income from continuing operations before fixed charges.

                For these ratios, "fixed charges" consist of:

•	interest on all indebtedness;

•	amortization of capitalized expenses related to debt;

•	an interest factor attributable to rentals; and

•	preferred stock dividends.

USE OF PROCEEDS

                Unless otherwise indicated in a prospectus supplement, we expect to use the net proceeds from the sale of the debt securities offered hereby for general corporate purposes, which may include working capital, financing the acquisition of complementary businesses, capital expenditures and the repayment of debt obligations. Further details relating to the use of the net proceeds of any of the debt securities will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

                If we issue any debt securities offered by this prospectus and any accompanying prospectus supplement we will issue them under an indenture to be entered into by us and _________________, as trustee. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the proposed form of indenture as an exhibit to the registration statement in which this prospectus is included. We may use another indenture for a series of debt securities and, if we do so, we will provide details in a prospectus supplement. We will file the form of any other indenture with the SEC at the time we use it. Each indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

                We may offer under this prospectus up to $150,000,000 aggregate principal amount of debt securities; or if debt securities are issued at a discount, or in a foreign currency, foreign currency units or composite currency, the principal amount as may be sold for an initial public offering price of up to $150,000,000. Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent direct, unsecured obligations of Moog and will rank equally with all of our other unsecured indebtedness.

                The following statements relating to the debt securities and the indenture are summaries and do not purport to be complete, and are subject in their entirety to the detailed provisions of the indenture.

General

                We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. The indenture does not limit the aggregate amount of debt securities that may be issued.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. To review the terms of a series of debt securities, you must refer to both the prospectus supplement for the particular series and, if applicable, to the description of debt securities in this prospectus.

                The prospectus supplement will set forth the terms of the debt securities in respect of which this prospectus is delivered, including:

(1)	the title and series designation;
(2)	the issue price or prices (expressed as a percentage of the aggregate principal amount thereof);
(3)	any limit on the aggregate principal amount;
(4)	the date or dates on which principal is payable;
(5)	the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine the rate or rates;
(6)	the date or dates from which the interest, if any, will be payable and any regular record date for the interest payable;
(7)	the place or places where principal and, if applicable, premium and interest, is payable;
(8)	the terms and conditions upon which Moog may, or the holders may require Moog to, redeem or repurchase the debt securities;
(9)	the denominations in which the debt securities may be issuable, if other than denominations of $1,000 or any integral multiple thereof;
(10)	whether the debt securities are to be issuable in the form of certificated debt securities (as described below) or global debt securities (as described below);

(11)	the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;
(12)	the currency of denomination of the debt securities;
(13)	the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;
(14)

if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to these payments will be determined;

(15)

if amounts of principal and, if applicable, premium and interest may be determined (a) by reference to an index based on a currency or currencies other than the currency of denomination or designation or (b) by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which these amounts will be determined;

(16)	the provisions, if any, relating to any security provided for the debt securities;
(17)	any addition to or change in the covenants described in this prospectus or in the indenture;
(18)	any addition to or change in the events of default and any change in the right of the trustee or the holders to accelerate, if not otherwise described under "Events of Default";
(19)	any other terms, which may modify or delete any provision of the indenture insofar as it applies to that series;
(20)	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;
(21)	the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of Moog;
(22)	additional provisions, if any, relating to the defeasance of debt securities;
(23)	provisions relating to any guarantee of debt securities; and
(24)	any other terms of the debt securities.

                We will have the ability, in addition to the ability to issue debt securities with terms different from those of debt securities previously issued, without the consent of the holders, to reopen a previous issue of debt securities and issue additional debt securities of that series in an aggregate principal amount to be determined by us, unless the reopening was restricted when the series was created.  All debt securities issued as a series, including those issued pursuant to any reopening of a series, will vote together as a single class unless otherwise described in the applicable prospectus supplement.

               We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of the debt securities in accordance to the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount securities or debt securities in bearer form, we will describe United States federal income tax considerations and other special considerations that apply to the debt securities in the applicable prospectus supplement.

                We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do so, we will describe the restrictions, elections, general tax considerations, specific terms and other information with respect to the issue of debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

                We may issue debt securities that will be represented by either:

(1)	"book-entry securities," which means that there will be one or more global securities registered in the name of The Depository Trust Company, as depository, or a nominee of the depository; or
(2)	"certificated securities," which means that they will be represented by a certificate issued in definitive registered form.

                We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities. Except as set forth under "—Global Debt Securities and Book Entry System" below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

                If you hold certificated debt securities that have been offered by this prospectus, you may transfer or exchange them at the trustee's office or at the paying agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities, but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

                You may effect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on your certificated debt securities only by surrendering the certificate representing your certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Debt Securities and Book Entry System

                The Depository Trust Company, as depository, has indicated that it would follow the procedures described below to book-entry debt securities.

                Only participants that have accounts with the depository for the related global debt security or persons that hold interests through these participants may own beneficial interests in book-entry debt securities. Upon the issuance of a global debt security, the depository will credit, on its book-entry registration and transfer system, each participants' account with the principal amount of the book-entry debt securities represented by the global debt security that is beneficially owned by that participant. The accounts to be credited will be designated by any dealers, underwriters or agents participating in the distribution of the book-entry debt securities. Ownership of book-entry debt securities will be shown on, and the transfer of the ownership interests will be effected only through, records maintained by the depository for the related global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in book-entry debt securities.

                So long as the depository for a global debt security, or its nominee, is the registered owner of the global debt security, the depository or its nominee will be considered the sole owner or holder of the book-entry debt securities represented by the global debt security for all purposes under the indenture. Except as described below, beneficial owners of book-entry debt securities will not be entitled to have these securities registered in their names, will not receive or be entitled to receive physical delivery of a certificate in definitive form representing these securities and will not be considered the owners or holders of these securities under the indenture. Accordingly, each person who beneficially owns book-entry debt securities and desires to exercise their rights as a holder under the indenture, must rely on the procedures of the depository for the related global debt security and, if this person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise such rights.

                We understand, however, that under existing industry practice, the depository will authorize the persons on whose behalf it holds a global debt security to exercise certain rights of holders of debt securities. Moog and its agents, the trustee, and any of its agents, will treat as the holder of a debt security the persons specified in a written statement of the depository with respect to that global debt security for purposes of obtaining any consents or directions required to be given by holders of the debt securities under the indenture.

                Payments of principal and, if applicable, premium and interest, on book-entry debt securities will be made to the depository or its nominee, as the case may be, as the registered holder of the related global debt security. Moog and its agents, the trustee, and any of its agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

                We expect that the depository, upon receipt of any payment of principal of, premium, if any, or interest, if any, on a global debt security, will immediately credit participants' accounts with payments in amounts proportionate to the amounts of book-entry debt securities held by each participant as shown on the records of the depository. We also expect that payments by participants to owners of beneficial interests in book-entry debt securities held through these participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants.

                If the depository is at any time unwilling or unable to continue as depository or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, we will appoint a successor depository. If we do not appoint a successor depository registered as a clearing agency under the Securities Exchange Act of 1934 within 90 days, we will issue certificated debt securities in exchange for each global debt security. In addition, we may at any time and in our sole discretion determine not to have the book-entry debt securities of any series represented by one or more global debt securities. In that case, we will issue certificated debt securities in exchange for the global debt securities of that series. Global debt securities will also be exchangeable by the holders for certificated debt securities if an event of default with respect to the debt securities has occurred and is continuing. Any certificated debt securities issued in exchange for a global debt security will be registered in the name or names that the depository instructs the trustee. We expect that these instructions will be based upon directions received by the depository from participants.

                We obtained the information in this section concerning the depository and the depository's book-entry system from sources we believe to be reliable, but we do not take any responsibility for the accuracy of this information.

No Protection in the Event of Change of Control

                The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of Moog or a highly leveraged transaction. If we offer any covenants of this type or provisions with respect to any debt securities in the future, we will describe them in the applicable prospectus supplement.

Covenants

                Unless otherwise indicated in this prospectus or a prospectus supplement, the debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants of a series of debt securities.

Consolidation, Merger and Sale of Assets

                We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless (among other conditions which may be specified in the prospectus supplement):

(1)

if we are not the surviving person, the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the United States, any State thereof or the District of Columbia and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations under the debt securities and the indenture, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

(2)

immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default

                Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:

(1)	we fail to pay any principal of, or premium, if any, on the debt securities when it becomes due;

(2)	we fail to pay any interest on the debt securities within 30 days after it becomes due;
(3)

we fail to observe or perform any other covenant in the debt securities or the indenture for 90 days after written notice from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

(4)	certain events occur involving bankruptcy, insolvency or reorganization of Moog or any of our significant subsidiaries.

                Holders of debt securities of a series may not enforce the indenture or the debt securities except as provided in the indenture.  Subject to certain limitations, holders of a majority in principal amount of the then outstanding debt securities of a series may direct the trustee in its exercise of any trust or power.  The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal or premium, if any, or interest on the debt securities of that series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.

                If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities.

                If this happens, the entire principal amount of all the outstanding debt securities of that series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after an acceleration, but before a judgment or decree based on the acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul the acceleration if (1) all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived, (2) all overdue interest and overdue principal has been paid and (3) the rescission would not conflict with any judgment or decree.

                If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.

                The holders of a majority in principal amount of the outstanding debt securities of a series shall have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series (except a default or event of default relating to the payment of principal, interest or premium on such debt securities) and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.  However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of debt securities of the relevant series not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of debt securities of such series.

                No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:

(1)	the holder gives to the trustee written notice of a continuing event of default;

(2)

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series make a written request and offer reasonable indemnity to the trustee to institute proceeding as a trustee;

(3)	the trustee fails to institute proceedings within 60 days of the request; and

(4)	the holders of a majority in aggregate principal amount of the outstanding debt securities of that series do not give the trustee a direction inconsistent with their request during the 60-day period.

                However, these limitations do not apply to a suit instituted by any holder for payment on debt securities of any series on or after the due dates expressed in the debt securities.

Modification and Waiver

                From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

(1)

to provide for an assumption of all of our obligations under the indenture and the debt securities by the surviving entity following a merger or consolidation or sale of substantially all of the assets of Moog permitted under the indenture;

(2)	to provide for uncertificated debt securities in addition to certificated debt securities;

(3)	to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

(4)

to cure any ambiguity, defect or inconsistency, or make any other change that would provide additional rights or benefits to, or does not adversely affect the rights of, any holder of the debt securities;

(5)	to issue and establish the form and terms and conditions of the debt securities; and

(6)	to appoint a successor trustee under the indenture with respect to one or more series of the debt securities.

                From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of the outstanding debt securities, amend or supplement the indenture or the debt securities, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities; but without the consent of each holder affected by the action, we may not modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to (among other actions which may be specified in the prospectus supplement):

(1)	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or the debt security;
(2)	reduce the rate of or change the time for payment of interest;
(3)	reduce the principal of or premium on the debt securities or change the stated maturity of the debt securities;
(4)	make any debt security payable in money other than that stated in the debt security;
(5)	change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no redemption of this type may be made;
(6)

waive a default or event of default on the payment of the principal of, or interest or premium, if any, on the debt securities (except a rescission of acceleration of such debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of payment default that resulted from such acceleration);

(7)	take any other action otherwise prohibited by the indenture to be taken without the consent of each holder by affected that action;
(8)	waive a redemption payment or change any of the provisions with respect to redemption; or
(9)	make any change in the preceding amendment and waiver provisions.

Defeasance and Discharge of Debt Securities and Certain Covenants in Certain Circumstances

                The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:

(1)	to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as "legal defeasance"):
(a)	the rights of holders of outstanding debt securities to receive payment of principal of, or interest and premium, if any, on such debt securities when such payments are due from the trust described below;

	(b)	to register the transfer or exchange of the debt securities;
	(c)	to replace temporary or mutilated, destroyed, lost or stolen debt securities;
	(d)	the rights, powers, trusts, duties and immunities of the trustee and our obligations in connection therewith;
	(e)	to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or
	(f)	in respect of the legal defeasance provisions set forth in the indenture.
(2)

to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in the applicable prospectus supplement (which release is referred to as "covenant defeasance").

                In order to exercise either defeasance option, we must irrevocably deposit with the trustee or other qualifying trustee, in trust for this purpose, cash or U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below), or a combination thereof, which in the opinion of a nationally recognized firm of independent public accountants, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of a series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture and we must specify whether such debt securities are being defeased to maturity or a particular redemption date.

                In addition, defeasance may be effected only if, among other things:

(1)

in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that the creation of the defeasance does not violate the Investment Company Act of 1940;

(2)

in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that, and the opinion shall confirm that, the holders of outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes solely as a result of the legal defeasance and will be subject to United States federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if such legal defeasance had not occurred;

(3)

in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of the covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if a covenant defeasance had not occurred; and

(4)	certain other conditions in the indenture are satisfied.

                If we fail to comply with our remaining obligations under the indenture and applicable supplemental indenture after a covenant defeasance of the indenture and applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of that series at the time of acceleration. We will, however, remain liable in respect of these payments.

                The term "U.S. Government Obligations" as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

                The term "Foreign Government Obligations" as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued the currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee

               We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the debt securities. The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to this provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

                If the trustee becomes a creditor of Moog under the debt securities, the indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.  The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

PLAN OF DISTRIBUTION

                We may sell the debt securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters or dealers for resale to the public or to institutional investors;
•	directly to institutional investors; or
•	through agents to the public or to institutional investors.

                The prospectus supplement with respect to each series of debt securities will state the terms of the offering of the securities, including:

•	the name or names of any underwriters or agents;
•	the purchase price of the securities and the proceeds to be received by us from the sale;
•	any underwriting discounts or agency fees and other items constituting underwriters or agents compensation;
•	any initial public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange on which the securities may be listed.

                If we use underwriters in the sale, the debt securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•	negotiated transactions;
•	at a fixed public offering price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

                The debt securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

                Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any debt securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of debt securities, if any are purchased.

                Underwriters, dealers, agents and remarketing firms may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, dealers, agents and remarketing agents may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

                A series of debt securities may be a new issue of securities and will have no established trading market. The securities may or may not be listed on a national securities exchange. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

                We may sell the debt securities as soon as practicable after the effectiveness of our registration statement, provided favorable market conditions exist. Any underwriter or agent involved in the offer or sale of securities will be named in the applicable prospectus supplement.

LEGAL MATTERS

                Unless otherwise indicated in the applicable prospectus supplement, Hodgson Russ LLP, Buffalo, New York will provide us with an opinion regarding the validity of the debt securities offered hereby. John Drenning, our Corporate Secretary, is a partner in Hodgson Russ LLP.

EXPERTS

                The consolidated financial statements of Moog Inc. and subsidiaries as of September 27, 2003 and for the year then ended, incorporated by reference in the registration statement, have been audited by Ernst & Young LLP, independent auditors, and as of September 28, 2002, and for each of the two years in the period ended September 28, 2002, by KPMG LLP and PricewaterhouseCoopers, independent auditors, as set forth in their respective reports thereon incorporated by reference herein, and are incorporated by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

                The financial statements of Poly-Scientific (a Unit of Northrop Grumman Corporation) as of and for the year ended December 31, 2002, incorporated by reference in this prospectus from Moog's Current Report on Form 8-K/A filed December 12, 2003, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The expenses in connection with the issuance and distribution of the securities being registered will be borne by Moog and are set forth in the following table. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$19,005
Rating agency fees	100,000
Legal fees and expenses	100,000
Blue Sky fees and expenses	5,000
Accounting fees and expenses	150,000
Printing fees and expenses	50,000
Trustee fees and expenses	25,000
Miscellaneous	50,995
Total	$500,000

Item 15. Indemnification of Directors and Officers.

        Sections 722 through 726 of the New York Business Corporation Law, or BCL, grant New York corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with threatened, pending or completed actions, suits or proceedings to which they are parties or are threatened to be made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; give a director or officer who successfully defends an action the right to be so indemnified; and permit a corporation to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of shareholders or otherwise.

        Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its stockholders for breach of fiduciary duty as a director, provided that such provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for improper payment of dividends, or (iv) for any transaction from which the director receives an improper personal benefit. Moog's Restated Certificate of Incorporation includes the provisions permitted by Section 402(b) of the BCL.

        Moog's By-Laws provide that Moog shall indemnify such directors and officers against expenses, judgments, fines or amounts paid in settlement in connection with any action, suit or proceeding, or threat thereof, to the maximum extent permitted by applicable law.

Item 16.   Exhibits.

        The following exhibits are filed with this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement. (1)
3.1	Restated Certificate of Incorporation of the Company, dated March 13, 1991, as amended by a Certificate of Amendment to the Certificate of Incorporation dated January 20, 2004.
4.1	Form of Indenture (incorporated by reference to Exhibit 4.2 of the Company's registration statement on Form S-3, No. 333-107586 filed on August 1, 2003).
5.1	Opinion of Hodgson Russ LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of KPMG LLP.
23.3	Consent of PricewaterhouseCoopers.
23.4	Consent of Deloitte & Touche LLP
23.5	Consent of Hodgson Russ LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1.(1)
99.1	Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended September 27, 2003.
99.2	Certain Selected Financial Data As Restated For February 2004 Share Distribution
(1)	To be filed by amendment or by incorporation by reference to an exhibit filed under Form 8-K.

Item 17. Undertakings.

(a)	Moog hereby undertakes:
	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a

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fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the "Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in East Aurora, New York, on the 17th day of March, 2004.
MOOG INC.
By:	/s/ ROBERT T. BRADY
Robert T. Brady, President and Chief Executive Officer

        We, the undersigned officers and directors of Moog Inc., hereby severally constitute and appoint Robert T. Brady and Robert R. Banta and each of them singly, our true and lawful attorney and agent with full power and authority to sign for us and in our names in the capacities indicated below, the registration statement on Form S-3 of Moog Inc. and any and all amendments or supplements, whether pre-effective or post-effective, to said registration statement (including, without limitation, any registration statement and post-effective amendment thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act")) and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Moog Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signature as then may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date

/s/ ROBERT T. BRADY	Chairman of the Board, President and Chief Executive	March 17, 2004
Robert T. Brady	Officer (Principal Executive Officer) and Director
/s/ ROBERT R. BANTA	Executive Vice President, Chief Financial Officer	March 17, 2004
Robert R. Banta	(Principal Financial Officer) and Director
/s/ DONALD R. FISHBACK	Controller (Principal Accounting Officer)	March 17, 2004
Donald R. Fishback
/s/ RICHARD A. AUBRECHT	Director	March 17, 2004
Richard A. Aubrecht
/s/ RAYMOND W. BOUSHIE	Director	March 17, 2004
Raymond W. Boushie
/s/ JAMES L. GRAY	Director	March 17, 2004
James L. Gray
/s/ JOE C. GREEN	Director	March 17, 2004
Joe C. Green
/s/ JOHN D. HENDRICK	Director	March 17, 2004
John D. Hendrick
/s/ KRAIG H. KAYSER	Director	March 17, 2004
Kraig H. Kayser
/s/ BRIAN J. LIPKE	Director	March 17, 2004
Brian J. Lipke
/s/ ROBERT H. MASKREY	Director	March 17, 2004
Robert H. Maskrey
/s/ ALBERT F. MYERS	Director	March 17, 2004
Albert F. Myers

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EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement. (1)
3.1	Restated Certificate of Incorporation of the Company, dated March 13, 1991, as amended by a Certificate of Amendment to the Certificate of Incorporation dated January 20, 2004.
4.1	Form of Indenture (incorporated by reference to Exhibit 4.2 of the Company's registration statement on Form S-3, No. 333-107586 filed on August 1, 2003).
5.1	Opinion of Hodgson Russ LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP
23.2	Consent of KPMG LLP.
23.3	Consent of PricewaterhouseCoopers.
23.4	Consent of Deloitte & Touche LLP
23.5	Consent of Hodgson Russ LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page of this registration statement).
25.1	Statement of Eligibility of Trustee on Form T-1.(1)
99.1	Unaudited Pro Forma Condensed Combined Statement of Earnings for the year ended September 27, 2003.
99.2	Certain Selected Financial Data As Restated For February 2004 Share Distribution.
(1)	To be filed by amendment or by incorporation by reference to an exhibit filed under Form 8-K.